UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2012

Oplink Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46335 Landing Parkway, Fremont, CA 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 933-7200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  On September 19, 2012, Oplink Communications, Inc., a Delaware corporation (the “Company”) filed a Form 8-K to announce the adoption of a stockholder rights plan.  The Company is filing this Amendment No. 1 on Form 8-K/A to add additional information regarding the adoption of the plan in a new Item 8.01.  This Form 8-K/A does not amend or modify the information set forth in Items 1.01, 3.03, 5.03 or 9.01 of the originally filed Form 8-K.

Item 8.01. Other Events.

On September 13, 2012, the Board of Directors (the “Board”) of the Company adopted a stockholder rights plan (the “2012 Rights Plan”) to replace the Company’s previous stockholder rights plan adopted in 2002 that had recently expired (the “2002 Rights Plan”).  (Note: Plans such as the 2002 Rights Plan and the 2012 Rights Plan are sometimes referred to as a “poison pill” plans).  The 2012 Rights Plan has substantially the same terms, and operates in the same manner, as the 2002 Rights Plan that it replaces: it has a term of ten years, and generally would be triggered in the event that any person or group acquires 15% or more of the Company’s outstanding common stock without the approval of the Board.

The 2012 Rights Plan is designed to (1) assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company, (2) to guard against tactics to gain control of the Company without paying all stockholders a premium for that control, and (3) to enable all of the Company’s stockholders to realize the long-term value of their investment in the Company.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: September 19, 2012
	By:	/s/ Shirley Yin
Shirley Yin
Chief Financial Officer